EXHIBIT 5.1

Mintz Levin

Mintz Levin Cohn Ferris Glovsky and Popeo

Chrysler Center 666 Third Avenue New York, NY 10017 212-935-3000 212-983-3115 fax www.mintz.com

September 18, 2018

STRATA Skin Sciences, Inc.
100 Lakeside Drive, Suite 100
Horsham, PA 19044

Ladies and Gentlemen:

We have acted as counsel for STRATA Skin Sciences, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (as amended or suppliemented, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), covering the offering for resale, on a delayed or continuous basis, of 15,893,745 shares (the "Shares") of our common stock, par value $0.001 per share (the "Common Stock"), issued by the Company to certain institutional and accredited investors pursuant to and in connection with securities purchase agreements and subscription agreements, dated as of March 30, 2018.
As counsel to the Company, we have examined the Fifth Amended and Restated Certificate of Incorporation of the Company, as amended, the Fourth Amended and Restated By-Laws of the Company, as amended, and such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. Upon the basis of such examination, we advise you that in our opinion the Shares have been duly authorized and are legally issued, fully paid and nonassessable.
Our opinion is limited to the General Corporation Law of the State of Delaware and the United Stated federal laws, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.
We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
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